UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 10 and August 12, 2026, Interactive Strength Inc., a Delaware corporation (the "Company") entered into Exchange Agreements (collectively, the "Exchange Agreements") with certain holders of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred”) or promissory notes (each, a "Holder" and collectively, the "Holders"), pursuant to which the Holders exchanged (i) Series A Preferred shares or (ii) portions of promissory notes, for shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"). The exchanges were effected as follows:

August 10, 2026 Exchange Agreement

On August 10, 2026, the Company entered into an Exchange Agreement with DWF Ventures, Ltd, pursuant to which DWF Ventures, Ltd exchanged $537,000 of principal balance on a Remainder Note for 150,000 shares of Common Stock at an exchange price of $3.58 per share (at or above the Nasdaq Minimum Price (with such term, as used in this Current Report on Form 8-K, having the definition found in Nasdaq Listing Rule 5635(d))). The principal balance of the Remainder Note following the exchange was $4,319,548.

August 12, 2026 Exchange Agreements

On August 12, 2026, the Company entered into an Exchange Agreement with THLWY LLC, pursuant to which THLWY LLC exchanged 25,560 Series A Preferred shares, having an aggregate original purchase price of $51,120, for 15,000 shares of Common Stock at an exchange price of $3.42 per share (at or above the Nasdaq Minimum Price).

On August 12, 2026, the Company entered into an Exchange Agreement with a holder of 12,825 Series A Preferred shares, having an aggregate original purchase price of $25,560, pursuant to which Exchange Agreement, the holder exchanged the 12,825 Series A Preferred shares for 7,500 shares of Common Stock at an exchange price of $3.42 per share (at or above the Nasdaq Minimum Price).

On August 12, 2026, the Company entered into an Exchange Agreement with a different holder of 12,825 Series A Preferred shares, having an aggregate original purchase price of $25,560, pursuant to which Exchange Agreement, the holder exchanged the 12,825 Series A Preferred shares for 7,500 shares of Common Stock at an exchange price of $3.42 per share (at or above the Nasdaq Minimum Price).

On August 12, 2026, the Company entered into an Exchange Agreement with Woodway (USA) Inc., pursuant to which Woodway (USA) Inc. exchanged $85,500 of principal balance on a promissory note for 25,000 shares of Common Stock at an exchange price of $3.42 per share (at or above the Nasdaq Minimum Price). The principal balance of the promissory note following the exchange was $1,875,087.

In the aggregate, the Company issued 205,000 shares of Common Stock (the “Exchange Shares”) in connection with the Exchange Agreements. Following the issuance of the Exchange Shares and other unregistered share issuances, as of August 12, 2026, the Company had 1,619,702 shares of Common Stock outstanding.

The issuance of the Exchange Shares was made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). The Company relied on this exemption because: (a) the exchanges were made exclusively with existing holders of the Company's securities; (b) no commission or other remuneration was paid or given directly or indirectly for soliciting the exchanges; (c) no party to the transactions is deemed an underwriter; (d) no additional cash consideration was paid by the Holders; and (e) the issuer of the Exchange Shares is the same issuer as the convertible preferred stock or promissory notes exchanged therefor. The Exchange Shares are restricted securities and bear restrictive legends.

The Exchange Agreements have substantially the same form as the form of exchange agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	August 14, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)